UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oxford Immunotec Global PLC

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

April 28, 2015

Dear Oxford Immunotec Global PLC Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, you are cordially invited to attend our 2015 annual general meeting of shareholders (the “Meeting”) on Tuesday, June 9, 2015, at 11:00 a.m., London time (6:00 a.m., New York time), at the Innovation Centre, 99 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ, U.K.

The resolutions on which you can vote, our reasons for proposing the resolutions and details of the arrangements we have made for the Meeting are set out on the following pages. Additionally, at the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2014 through December 31, 2014. You will have the opportunity to review the accounts and reports and raise questions in relation to them. Other than the resolutions and the presentment of the U.K. statutory annual accounts and reports, we are not aware of any other business to be conducted at the Meeting.

It is important that your shares be represented and voted at the Meeting. If you are a shareholder of record, please vote as soon as possible by completing and mailing the enclosed proxy card. If you decide to attend the Meeting, you will be able to vote in person even if you have previously submitted your proxy. If you hold shares through a bank or broker, or indirectly in a savings plan, please refer to “Questions and Answers About Voting” in the attached proxy statement for further information about voting your shares.

Thank you for your continued support of Oxford Immunotec Global PLC. We appreciate your ongoing interest in our business, and we hope you will be able to attend the Meeting.

Sincerely,

Chairman of the Board of Directors

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

Notice of 2015 Annual General Meeting of Shareholders to be held June 9, 2015

Oxford Immunotec Global PLC, a public limited company incorporated under the laws of England and Wales (the “Company,” “we,” “us” and “our”), will hold our 2015 annual general meeting of shareholders (the “Meeting”) on June 9, 2015, at 11:00 a.m., London time (6:00 a.m., New York time), at the Innovation Centre, 99 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ, U.K. The items of business are to consider and vote on the following:

Ordinary resolutions

1.     To elect James R. Tobin as a class II director for a term to expire at the 2018 annual general meeting of shareholders;

2.     To elect Stephen L. Spotts as a class II director for a term to expire at the 2018 annual general meeting of shareholders;

3.     To ratify the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.     To re-appoint Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented;

5.     To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2015;

6.     To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2014; and

7.     To receive and approve our U.K. statutory annual directors’ remuneration report for the year ended December 31, 2014, which is set forth as Annex A to this proxy statement.

We are not aware of any other business to come before the Meeting. Please refer to the attached proxy statement for detailed information on each of the proposals.

Proposals 1 through 7 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceeds the number of votes cast against such proposal. The result of the shareholder vote on the ordinary resolutions in proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2014 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2014 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 6 and 7.

Only shareholders of record of our ordinary shares as of the close of business in New York City on April 13, 2015 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A list of the shareholders entitled to vote at the Meeting is available at the Company’s registered office. In accordance with the provisions in the U.K. Companies Act 2006 and our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

Pursuant to Chapter 5 of Part 16 of the U.K. Companies Act 2006 (sections 527 to 531), if a shareholder or group of shareholders meeting the qualification criteria set out in section 527 requests that a matter be raised at the Meeting relating to the audit of the Company’s U.K. statutory annual accounts and reports (including the auditor’s report and the conduct of the audit), we will publish the matter so requested on our website. Such request may either be stated in full or, if made in support of another shareholder’s statement, must clearly identify the statement that is being supported. Further, the request must be authenticated by the shareholder or shareholders making it and be received by us at least one week before the Meeting.

If we are required to publish such a statement we will not require the requesting shareholder or shareholders to pay any expenses we incur in complying with the request. We will forward the statement to our U.K. statutory auditors at the same time as or before the statement is made available on our website and we may address the statement at the Meeting.

The results of any polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website as soon as reasonably practicable following the Meeting and for the required period thereafter.

Your Vote is Important. Whether or not you plan to attend the Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Meeting and to vote your shares in person. The proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

Sincerely,

Vice President, General Counsel & Company Secretary

i

OXFORD IMMUNOTEC GLOBAL PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

PROXY STATEMENT FOR THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2015

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Oxford Immunotec Global PLC (referred to herein as the “Company”, “Group”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (the “Meeting”) to be held on Tuesday, June 9, 2015, at 11:00 a.m., London time (6:00 a.m., New York time), at the Innovation Centre, 99 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ, U.K.

●	This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

●	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the notice of 2015 annual general meeting, this proxy statement and the proxy card to our shareholders of record as of April 13, 2015 (the “Record Date”) for the first time on or about April 28, 2015. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2014, which Form 10-K, together with the additional cover materials attached thereto, constitutes our 2014 Annual Report to Shareholders (“2014 Annual Report”). In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2014 Annual Report so that our record holders can supply these materials to the beneficial owners of our ordinary shares as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 9, 2015

Our 2014 Annual Report, notice of 2015 annual general meeting, proxy statement and proxy card are available in the “Corporate Governance” section of our website at http://investor.oxfordimmunotec.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below under “How do I vote my shares?” to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2015 to all shareholders of record entitled to vote at the Meeting.

Who can vote at the Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 22,513,782 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent, Computershare Trust Company, N.A., then you are the shareholder of record. As a shareholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker or agent.

A complete list of shareholders of record entitled to vote will be open to examination of any shareholder for any purpose relating to the Meeting for a period of 10 days before the Meeting at our offices in Abingdon, Oxfordshire during ordinary business hours. Such list shall also be open to the examination of any shareholder present at the Meeting.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 7 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 7 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceeds the number of votes cast against such proposal. For example, a nominee for director will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

With regard to proposals 6 and 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2014 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2014, the votes on these proposals will not require our Board of Directors or any committee to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board of Directors regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board of Directors’ voting recommendations.

Proposal	Description of Proposal	Board of Directors’ Recommendation
1	Election of James R. Tobin as a class II director to serve for a term to expire at the 2018 annual general meeting of shareholders and until his successor has been elected and qualified	FOR
2	Election of Stephen L. Spotts as a class II director to serve for a term to expire at the 2018 annual general meeting of shareholders and until his successor has been elected and qualified	FOR
3	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR
4

Approval of the re-appointment of Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006 to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts and reports are presented

FOR
5	Authorization for the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2015	FOR
6	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2014	FOR
7	Approval of our U.K. statutory directors’ annual report on remuneration, which is set forth in Annex A, for the year ended December 31, 2014	FOR

What constitutes a quorum?

For the purposes of the Meeting, a quorum is present if members holding at least one-third of the outstanding shares of the Company and entitled to vote are present in person or by proxy.

How do I vote my shares?

If you hold shares in “street name,” you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name” and wish to vote at the Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election of the Meeting with your ballot.

If you are a “shareholder of record,” you may appoint a proxy to vote on your behalf using any of the following methods:

●	By completing and signing the proxy card and returning it in the prepaid envelope provided; or

●	By written ballot at the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your proxy card but do not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of our Board of Directors.

Can I change my vote or revoke a proxy?

A registered shareholder can revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1)	mailing a revised proxy card dated later than the prior proxy card;

(2)	voting in person at the Meeting; or

(3)	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received before the Meeting to be effective.

If you hold shares in “street name,” you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Meeting as described above under “How do I vote my shares?” See also “What if I plan to attend the Meeting?”

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Computershare for tabulation. If you hold your shares through a broker, your broker will return one proxy card to Computershare on behalf of all of its clients.

How are votes counted?

Votes will be counted by Computershare, who will separately count “for” and “against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, Computershare will count the number of “withheld” votes received for the nominees. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ’broker non-votes?’” and “Which ballot measures are considered ’routine‘ and ’non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of ordinary shares indicates on a proxy form that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, you must instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which proposals are considered “routine” or “non-routine?”

The approval of the re-appointment of Ernst & Young LLP as our U.K. statutory auditors in proposal 4 is considered routine under applicable rules. Therefore, no broker non-votes are expected to be submitted in connection with that proposal. The other proposals are non-routine and broker non-votes may be submitted on them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the ordinary shares you own as of the Record Date.

What if I plan to attend the Meeting?

Attendance at the Meeting will be limited to shareholders as of the Record Date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee are required to show a brokerage statement or account statement reflecting share ownership as of the Record Date in order to obtain admittance to the Meeting.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “for” the matters submitted for approval at the Meeting.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to shareholders who hold shares in street name.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 7 may be presented at this Meeting. We have not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

As noted above, our transfer agent is Computershare. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting our transfer agent at +1-888-868-8111 (within the U.S., U.S. Territories and Canada), +1-732-491-4324 (outside the U.S., U.S. Territories and Canada), or in writing at Two North LaSalle Street, Chicago, IL 60602, USA.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Meeting

Directions to our Meeting, to be held at Innovation Centre, 99 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ, U.K. can be found on our website at http://investor.oxfordimmunotec.com in the Corporate Governance folder.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven seated directors, divided into the three following classes:

●	Class I directors: Patricia Randall and Herm Rosenman whose current terms will expire at the 2017 annual general meeting of shareholders;

●	Class II directors: Dr. Nigel A. Pitchford, Stephen L. Spotts and James R. Tobin whose current terms will expire at the Meeting; and

●	Class III directors: Richard Sandberg and Dr. Peter Wrighton-Smith whose current terms will expire at the 2016 annual general meeting of shareholders.

Each class has a three-year term. At each annual general meeting of shareholders, directors whose terms will then expire (or their successors, if such directors are not nominated for re-election) will be elected to serve for a three year term.

Two current class II directors, Messrs. Spotts and Tobin, have been nominated for re-election. Dr. Pitchford has chosen not to be nominated for re-election; as a result his service as a director will end at the Meeting. No other nominees for class II directors have been presented. Therefore, it is anticipated that following the Meeting, if Messrs. Spotts and Tobin are elected, the Board of Directors will be comprised of six members, with two members representing each class of directors.

In connection with proposals 1and 2, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for Dr. Pitchford and for the class I and class III directors see Board of Directors and Corporate Governance.

PROPOSAL 1 – ELECTION OF JAMES R. TOBIN TO THE BOARD OF DIRECTORS AS A CLASS II DIRECTOR

James R. Tobin is currently a member of our Board of Directors and has been nominated for re-election as a class II director. If elected, he will hold office from the date of his election until the third subsequent annual general meeting of shareholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Tobin has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Tobin, 70, was first appointed to the Board of Directors in December 2014. Most recently, Mr. Tobin served as chief executive officer and president of Boston Scientific Corporation, a medical device company, from March 1999 to July 2009. Prior to that, he served as the chief executive officer and president of Biogen Idec, Inc., or Biogen, a global biotechnology company, from 1997 to 1998 and as Biogen's president and chief operating officer from 1994 to 1997. Before joining Biogen, Mr. Tobin spent 22 years with Baxter International, or Baxter, a global healthcare company, rising from financial analyst to president and chief operating officer, holding various positions within senior management during his tenure. He currently is a member of the board of directors of Curis, Inc., an oncology-focused drug development company, CardioDx, Inc., a cardiovascular genomic diagnostics company, and several other private companies. He served as Lieutenant in the U.S. Navy from 1968 to 1972. Mr. Tobin earned his Bachelors degree from Harvard College and a Masters in Business Administration from the Harvard Business School. Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the healthcare sector, the Nominating and Corporate Governance Committee concluded that Mr. Tobin is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF JAMES R. TOBIN TO THE BOARD OF DIRECTORS AS A CLASS II DIRECTOR

PROPOSAL 2 – ELECTION OF STEPHEN L. SPOTTS TO THE BOARD OF DIRECTORS AS A CLASS II DIRECTOR

Stephen L. Spotts is currently a member of our Board of Directors and has been nominated for re-election as a class II director. If elected, he will hold office from the date of his election until the third subsequent annual general meeting of shareholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Spotts has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Spotts, 60, was first appointed to the Board of Directors in November 2010. Mr. Spotts is chief executive officer, president, director and founder of ProTom International, Inc., a medical technology company focused on proton therapy for cancer patients founded in 2007. Before founding ProTom, from 2000 to 2006, Mr. Spotts was president, chief executive officer, and a member of the board of directors of Pathology Partners, Inc. (now known as Miraca Life Sciences, Inc.). From 2005 through mid-2008, he served on the board of directors of Genoptix, Inc., a California-based, publicly traded specialized laboratory service provider focused on delivering personalized and comprehensive diagnostic services to community-based hematologists and oncologists (Genoptix, Inc. was acquired by Novartis AG in 2011). Mr. Spotts earned his Bachelors degree in Business Administration from the University of Mississippi. Based upon his experience in the diagnostics industry and his senior management experience in other companies, the Nominating and Corporate Governance Committee concluded that Mr. Spotts is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF STEPHEN L. SPOTTS TO THE BOARD OF DIRECTORS AS A CLASS II DIRECTOR

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS AND U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

PROPOSAL 4 - APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP

APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE PRESENTED

PROPOSAL 5 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.K. statutory auditors (for our first fiscal year) and our U.S. independent registered public accounting firm. The Audit Committee has appointed the firm of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm and principal auditors for our fiscal year ending December 31, 2015. Ernst & Young LLP has served as our U.K. statutory auditors under the U.K. Companies Act 2006 since our registration as a public limited company on August 16, 2013. Although current laws, rules and regulations, as well as the charter of the Audit Committee, require our independent auditors to be selected and supervised by the Audit Committee for our first financial year only in respect of our U.K. statutory auditors, the Board of Directors considers the selection of the independent auditors to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP. If the shareholders do ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee may nonetheless select a different auditing firm at any time during the year if it determines that such a change would be in our best interests.

Proposal 3 seeks your ratification of the appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 4 seeks your approval of the re-appointment of Ernst & Young LLP to serve as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts are presented to you. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

Proposal 5 authorizes the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2015.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR:

●	Proposal 3 to ratify the appointment of Ernst & Young LLP as our U.K. STATUTORY AUDITOR AND U.S. independent registered public accounting firm for the year endING December 31, 2015;

●

Proposal 4 to approve the re-appointment of Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next annual general meeting at which our Statutory accounts are presented; and

●	Proposal 5 to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 6 – RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2014 through December 31, 2014, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports to raise questions in relation to them.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR THE RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 7 - APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration, which is set forth as Annex A to this proxy statement. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

As stated above, our Board of Directors currently consists of seven directors, divided into three classes. Following the Meeting, if proposals 1 and 2 are approved, our Board of Directors will have six directors, with two members in each class of directors. The biographical information for James R. Tobin and Stephen L. Spotts, the two nominees to our Board of Directors as class II directors, is provided in “Proposal 1 - Election of James R. Tobin to the Board of Directors as a class II director,” and “Proposal 2 – Election of Stephen L. Spotts to the Board of Directors as a class II director” respectively. Below is biographical information for the class I and class III directors who will remain seated following the Meeting and Nigel A. Pitchford, Ph.D. whose service as a class II director will expire at the Meeting.

Class I Directors — Continuing in Office until the 2017 Annual General Meeting of Shareholders

Patricia Randall, 64, is a Director, a position she has held since June 2014. Before her election to the Board of Directors, Ms. Randall served as our Senior Vice President and General Counsel. Ms. Randall joined us in November 2008 as General Counsel and had responsibility for all legal affairs of the Company. Before joining the Company, from 2003 to 2008, Ms. Randall served as vice president, general counsel and secretary to Matritech, Inc., a biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers. She previously served as a member of senior management and general counsel of two other publicly traded companies. She has practiced law for over 35 years for both public and private companies and in private practice. She currently serves as a member of the board of directors of Belmont Instrument Corporation, a private medical device company. Ms. Randall earned her Bachelors degree from American University in Philosophy and her Juris Doctor from Northeastern University School of Law. Based upon her experience, skills and knowledge of our business, we believe that Ms. Randall is qualified to serve on our Board of Directors.

Herm Rosenman, 67, is a Director, a position he has held since October 2013. Mr. Rosenman currently serves as the chief financial officer of Natera, Inc., a molecular diagnostic company, a position he has held since February 2014. From 2001 to August 2012, he served as senior vice president, finance and chief financial officer of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, from 2001 through the sale of that company to Hologic, Inc. in August 2012. From 1997 to 2000, Mr. Rosenman served as president and chief executive officer of Ultra Acquisition Corp., a manufacturer and parts retailer. From 1994 to 1997, he served as president and chief executive officer of RadNet Management, Inc., a healthcare provider. He has also served as chief financial officer of Rexene Corp. and was an audit partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP). In addition to his service on our Board of Directors, Mr. Rosenman currently serves as a member of the board of directors and audit committee chairman of Vivus, Inc., a publicly traded biopharmaceutical company, and is an advisory board member of Scripps Clinics/Green Hospital, a large healthcare provider in San Diego, CA. Previously, he has served on numerous public and private company boards of directors, frequently as a member of the Company’s audit committee, including BioFire Dx, Medistem, Inc., ARYx Therapeutics, Infinity Pharmaceuticals, Inc., Emphasys Medical, Inc. and Discovery Partners International, Inc. Mr. Rosenman is a certified public accountant who received a B.B.A. in finance and accounting from Pace University and a Masters in Business Administration in finance from the Wharton School of the University of Pennsylvania. Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the diagnostics and healthcare sectors, as well as his substantial background as a public company chief financial officer and as an auditor and certified public accountant, the Nominating and Corporate Governance Committee concluded that Mr. Rosenman is qualified to serve on our Board of Directors.

Class II Directors — Continuing in Office until the Meeting

Nigel A. Pitchford, Ph.D., 45, was first appointed to the Board of Directors in June 2012. Dr. Pitchford is currently the Chief Investment Officer and a director of Imperial Innovations Group plc (AIM), or Innovations, and leads Innovations’ investment activities. From 2011 until October 2013, Dr. Pitchford was the Managing Director of Healthcare at Innovations, where he led the firm’s activities in the healthcare sector. From 2009 to 2011, he was a partner at DFJ Esprit and in that capacity served as a member of our Board of Directors from 2010 to 2011. Before joining DFJ Esprit, Dr. Pitchford spent twelve years, from 1997 to 2009, at 3i Group plc, an international investment company focused on mid-market private equity, infrastructure and debt management, where he led the venture team’s healthcare activities across Europe and the United States. Dr. Pitchford earned his Bachelors degree in Chemistry at Oxford University and his Doctorate in Chemistry at the University of Durham. He also has a Masters degree in Business Administration from the Warwick Business School of University of Warwick. Based on his extensive experience as a venture capitalist in the healthcare sector and his knowledge of our company, the Nominating and Corporate Governance Committee concluded that Dr. Pitchford is qualified to serve on our Board of Directors.

Class III Directors — Continuing in Office until the 2016 Annual General Meeting of Shareholders

Peter Wrighton-Smith, Ph.D., 40, is our Chief Executive Officer and a Director. He has held both positions since founding Oxford Immunotec in 2002. Before founding Oxford Immunotec, Dr. Wrighton-Smith held senior positions with PowderJect Pharmaceuticals PLC, including senior projects director, a business development role, and managing director of PowderJect Diagnostics Ltd., a subsidiary of PowderJect engaged in the development of cellular immune based diagnostics. During his tenure with PowderJect, the company became a global vaccines business with more than 1,000 employees. Dr. Wrighton-Smith has a Masters in Engineering, Economics & Management, and a Doctorate in Medical Engineering, both from Oxford University. We believe that Dr. Wrighton-Smith’s experience and extensive knowledge of the diagnostics industry and our Company qualifies him to serve as a member of our Board of Directors.

Richard A. Sandberg, 72, is Chairman of our Board of Directors, a position he has held since September 2008. He has played a principal role in starting and building a number of medical diagnostic companies including that of founder, chairman, chief executive officer, and chief financial officer of DIANON Systems Inc., a publicly traded oncology diagnostics company that was a pioneer in marketing new diagnostic technologies as a service rather than a product offering. He also served as chairman and chief financial officer of Lifecodes Corporation, a pioneer in DNA testing technology; chief financial officer and director of Matritech, Inc., a publicly traded biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers; and as chief financial officer of Critical Diagnostics, Inc., a company specializing in developing new diagnostic tests for cardiology. He has also served as a director of North American Scientific Inc., a publicly held developer and marketer of radiation therapy products and systems for treating breast and prostate cancer, from 2005 to 2009; as a director of Ethan Allen Interiors Inc., an international manufacturer and retailer of fine home furnishings, from 2003 to 2009; and serves as chairman of two privately held diagnostic companies. Mr. Sandberg earned his Bachelors degree in Business from Northwestern University and a Masters in Business Administration from Harvard University. We believe that Mr. Sandberg’s demonstrated leadership, his understanding of the diagnostics industry and his senior management experience in several companies in our industry qualify him to serve as the Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Structure of our Board of Directors

The leadership structure of our current Board of Directors separates the positions of CEO and Chairman of the Board. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. The Board of Directors consists of a majority of independent directors. The Board believes this independence is appropriate for the Company for it allows for sufficient independent oversight of management.

Independence of our Board of Directors

Our Board of Directors has determined that all of our directors, other than Dr. Wrighton-Smith and Ms. Randall, qualify as “independent” directors in accordance with the independence requirements under the applicable listing standards of The NASDAQ Global Market as well as applicable rules promulgated by the SEC. Dr. Wrighton-Smith is not considered independent because he is an employee of the Company. Because Ms. Randall has been employed by us during the past three years, she is not considered independent.

Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Committees of our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee; the Remuneration Committee; and the Nominating and Corporate Governance Committee. The charters for each of these committees can be found in the Corporate Governance on our website at http://investor.oxfordimmunotec.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. Rosenman, Sandberg, and Spotts, with Mr. Rosenman serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The NASDAQ Global Market. Our Board of Directors has determined that Mr. Rosenman is an “audit committee financial expert” within the meaning of SEC regulations and the applicable listing standards of The NASDAQ Global Market. The Audit Committee held five meetings during 2014. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval.

Remuneration Committee

Our Remuneration Committee is currently composed of Messrs. Sandberg, Rosenman and Tobin and Dr. Pitchford, with Mr. Sandberg serving as chairman of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable listing standards of The NASDAQ Global Market. The Remuneration Committee held six meetings during 2014. The Remuneration Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;

•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the applicable listing standards of The NASDAQ Global Market; and

•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive officers. Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our executive officers participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but they do not participate in discussions during which their individual remuneration is being considered and approved.

Our Remuneration Committee has retained Radford, an Aon Hewitt company, an executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, provide the committee with advice and recommendations regarding material executive remuneration decisions, and review remuneration proposals of management. After review and consultation with Radford, the Remuneration Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford currently or in 2015. In reaching these conclusions, our Remuneration Committee considered the factors set forth in the SEC rules and the applicable listing standards of The NASDAQ Global Market.

None of the members of our Remuneration Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Remuneration Committee or the remuneration committee of any entity that has one or more executive officers serving on our Board of Directors. For a description of transactions between us and members of our Remuneration Committee and affiliates of such members, please see “Transactions with Related Persons.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Messrs. Sandberg, Spotts and Tobin and Dr. Pitchford, with Mr. Sandberg serving as chairman of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The NASDAQ Global Market. The Nominating and Corporate Governance Committee held four meetings in 2014. The Nominating and Corporate Governance Committee’s responsibilities include:

•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;

•	identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by our Board;

•	recommending to our Board of Directors persons to be nominated for election as directors and to each of the committees of our Board;

•	developing and recommending to our Board of Directors a set of corporate governance principles;

•	recommending to our Board of Directors qualified individuals to serve as members of our Board committees;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval; and

•	overseeing the systems and processes established us to ensure compliance with the Company’s Code of Business Conduct and Ethics.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. The leadership structure of the Board of Directors separates the positions of CEO and Chairman of the Board, which is believed to be appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Nominating and Corporate Governance Committee ensures that our governance policies and procedures are appropriate in light of the risks we face.

Director Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors reviews possible candidates for the Board and recommends the nominees for Directors to the Board for approval. The Board has adopted Board of Directors Membership Criteria which, as part of the Corporate Governance Guidelines, are posted in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com. These criteria describe specific traits, abilities and experience that the Nominating and Corporate Governance Committee and the Board of Directors look for in determining candidates for election to the Board, which include, among others:

●	the highest personal and professional ethics, integrity and values;

●	commitment to representing the long-term interests of the Company’s shareholders;

●	independence under the standards promulgated by The NASDAQ Global Market; and

●

ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

Although we do not have a standalone diversity policy, diversity is among the critical factors that the Nominating and Corporate Governance Committee considers when evaluating the composition of the Board. It is the Nominating and Corporate Governance Committee’s policy that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and diagnostics and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The Nominating and Corporate Governance Committee believes that the current members of the board and nominees to the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience but is committed to continuing to consider diversity issues in evaluating the composition of the Board of Directors.

The Nominating and Corporate Governance Committee’s policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders. In 2014, the Board retained Davis Board Services to assist in the identification and evaluation of potential nominees to our Board of Directors. The engagement of Davis Board Services ended in December 2014.

Shareholder Recommendations and Nominees

It is the policy of our Board of Directors that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below and providing evidence of the shareholder’s ownership of our ordinary shares, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information –Shareholder Proposals for 2015 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, and any director so elected will serve until the next shareholders’ meeting at which directors are elected.

You may write to the Nominating and Corporate Governance Committee at:

c/o Elizabeth Keiley

Vice President, General Counsel

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The code of business conduct is available in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to the code or any waivers of its requirements will be disclosed on our website.

Corporate Governance Guidelines

We have adopted written corporate governance guidelines that apply to our Board of Directors and its members. The corporate governance guidelines are available in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to our corporate governance guidelines or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire board, to the non-management directors as a group, or to any individual director. All such communications will be initially received and processed by the office of our Company Secretary. Spam, junk mail, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board, provided that such information will be made available to a director upon request. To contact members of the Board of Directors, a shareholder should send a letter to the following address:

c/o Elizabeth Keiley

Vice President, General Counsel

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

DIRECTOR REMUNERATION AND ATTENDANCE

In October 2013, our Board of Directors adopted a non-executive director remuneration policy (“director remuneration policy”) for our non-executive directors who are unaffiliated with significant investors (“unaffiliated directors”). For purposes of the director remuneration policy, a director is considered affiliated with a significant shareholder if he or she is an employee, officer, director, manager, managing member or general partner of a shareholder of our Company that holds at the time of initial election or appointment in the future, 5% or more of our outstanding capital stock or an employee, officer, director, manager, managing member or general partner of an entity that is an affiliate of such a shareholder.

Affiliated directors do not receive director compensation. During 2014, Dr. Pitchford was affiliated with one or more of our significant investors and, therefore, did not receive compensation from us in fiscal year 2014 for his service on our Board of Directors. In addition, we do not pay director compensation to Dr. Wrighton-Smith because he is compensated as our employee.

We have five unaffiliated directors eligible for compensation under the director remuneration policy: Mr. Sandberg, who serves as Chairman of our Board of Directors, Messrs. Rosenman, Spotts and Tobin and Ms. Randall. Before the effectiveness of our director compensation policy, each of Messrs. Sandberg and Spotts had a service agreement with us that provided for quarterly payments of cash compensation. In addition, each of them has received option awards. Mr. Rosenman was first appointed to our Board of Directors in late October 2013 and his compensation has been made pursuant to the directors’ compensation policy enacted in October 2013. We reimburse all directors for out-of-pocket costs incurred in their performance of service as directors in accordance with our standard expense reimbursement policies and procedures.

Under our director remuneration policy, unaffiliated directors may earn the following cash compensation:

2014 Cash Compensation

Board of Directors	$35,000
Chairman (additional retainer)	$65,000
Audit and Remuneration Committee Chairs (additional retainer)	$15,000
Nominating and Corporate Governance Committee Chairs (additional retainer)	$10,000
Audit Committee member/non-Chair (additional retainer)	$7,500
Remuneration Committee member/non-Chair (additional retainer)	$6,250
Nominating and Corporate Governance Committee member/non-Chair (additional retainer)	$5,000
Secretary to the Board (additional retainer)	$28,750

Unaffiliated directors may also receive equity compensation in the form of share options under our 2013 Incentive Share Option Plan. Equity compensation for unaffiliated directors is divided into two components: (1) an initial option award granted upon first appointment or election to our Board of Directors and covering 14,914 of our ordinary shares, with the right to exercise vesting in three equal installments on the date of the three succeeding annual general meeting of shareholders and (2) and an annual option award granted to each newly appointed or elected member of our Board of Directors upon the date of first appointment or election and to each continuing member of our Board of Directors at the time of the annual general meeting of shareholders. The annual option award covers 7,457 of our ordinary shares; provided, however, if initial appointment or election is not at an annual general meeting of shareholders and is made less than six months before such meeting will be held, the award will cover 3,728 of our ordinary shares. The exercise price of all options granted to unaffiliated directors will be the fair market value of the shares at the close of trading on the date of grant.

In 2014, our Board of Directors met 9 times. All of our directors attended a minimum of 75% of the meetings of our Board of Directors and its committees during their membership on the board. Our directors are strongly encouraged to attend our annual general meetings of shareholders.

In 2014, our unaffiliated directors received the compensation shown below, plus reimbursement for reasonable travel expenses.

Director Compensation for Fiscal Year 2014

Name	Fees Earned in Cash ($)	Option Awards ($)		Total ($)
Patricia Randall	35,124	171,593	(1)	206,717
Herm Rosenman	55,687	53,962		109,649
Richard A. Sandberg	100,000	53,962	(2)	153,962
Stephen L. Spotts	47,500	53,962		101,462
James R. Tobin	3,896	125,228	(3)	129,124

(1)

Ms. Randall received an initial option award covering 14,914 ordinary shares and an annual option award covering 7,457 ordinary shares upon her election to the Board on June 12, 2014. See the notes to our Financial Statements for the year ended December 31, 2014, which are included in our annual report on Form 10-K for the assumptions underlying the valuation of these awards.

(2)	The share options held by Mr. Sandberg are shown in “Security Ownership of Certain Beneficial Owners and Management.”
(3)

Mr. Tobin received an initial option award covering 14,914 ordinary shares and an annual option award covering 7,457 ordinary shares upon his election to the Board on December 1, 2014. See the notes to our Financial Statements for the year ended December 31, 2014, which are included in our annual report on Form 10-K for the assumptions underlying the valuation of these awards.

Deeds of Indemnification

We have entered into deeds of indemnification with each of our directors and executive officers. Pursuant to these agreements, we agree to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the Nominating and Corporate Governance Committee and approval of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected. Information with respect to the directors and director nominees of the Company, including information for Dr. Peter Wrighton-Smith, James R. Tobin and Stephen L. Spotts, are included under the captions Board of Directors and Corporate Governance, Proposal 1 – Election of James R. Tobin to the Board of Directors as a Class II Director and Proposal 2 – Election of Stephen L. Spotts to the Board of Directors as a Class II Director, included elsewhere in this proxy statement.

Name	Age	Position

Peter Wrighton-Smith, Ph.D.	40	Chief Executive Officer and Class III Director

Richard M. Altieri	55	Chief Financial Officer

Jeff R. Schroeder	53	Chief Commercial Officer

Peter Edwardson, Ph.D.	52	Chief Operations Officer

Elizabeth M. Keiley	49	Vice President, General Counsel

Peter Wrighton-Smith, Chief Executive Officer

For biographical information regarding Dr. Wrighton-Smith, refer to the discussion under “Board of Directors and Corporate Governance”.

Richard M. Altieri, Chief Financial Officer

Mr. Altieri is our Chief Financial Officer, a position he has held since joining us in January 2012. Before joining the Company, from July 2007 through December 2011, Mr. Altieri was vice president and chief financial officer of Salient Surgical Technologies, Inc., a medical technology company that developed and marketed surgical advanced energy products. From 2004 to 2007, Mr. Altieri was senior vice president of finance and chief financial officer of Straumann USA, a global leader in the field of implant dentistry and dental tissue regeneration. Earlier in his career, beginning in 1992, Mr. Altieri was vice president and chief financial officer of Mitek Surgical Products, Inc., which was acquired by Johnson & Johnson in 1995. Following the acquisition, Mr. Altieri continued to oversee the financial operations of DePuy Mitek as vice president – finance through 2004. Mr. Altieri earned his Bachelors degree in Accounting from Northeastern University and his Masters in Business Administration from Babson College.

Jeff R. Schroeder, Chief Commercial Officer

Mr. Schroeder has been our Chief Commercial Officer since October 2013, overseeing worldwide sales and marketing operations. Prior to becoming our Chief Commercial Officer, Mr. Schroeder served as our President, North America from February 2007 to October 2013, overseeing sales and marketing operations in the United States. Before joining Oxford Immunotec, from 2002 to 2007, he served as vice president of sales, breast health and vice president of marketing at Cytyc Corporation, which manufactured and sold tests used in the diagnosis of cervical cancer and other women’s health-related illnesses and merged with Hologic Corporation in 2007. Before working at Cytyc, from 2000 to 2002, Mr. Schroeder was vice president, sales and marketing for CytoLogix Corporation, a cellular diagnostics company. Earlier in his career, from 1984 to 2000, Mr. Schroeder held various sales positions with increasing levels of responsibility for the diagnostics division of Abbott Laboratories, ultimately becoming director of worldwide marketing for the division. Mr. Schroeder earned his Bachelors degree from Southeast Missouri State University.

Peter Edwardson, Ph.D., Chief Operations Officer

Dr. Edwardson has been our Chief Operations Officer since October 2013, overseeing our operations worldwide, including all manufacturing, research and development activities, quality assurance and regulatory affairs and laboratory operations. Prior to becoming our Chief Operations Officer, Dr. Edwardson served as General Manager of our operations in the United Kingdom, with primary responsibility for all manufacturing and research and development activities. Dr. Edwardson joined Oxford Immunotec in 2008 and has over 20 years of experience in the medical device industry in both small start-up companies and large corporations. Immediately before joining Oxford Immunotec, from 2003 to 2008, Dr. Edwardson was vice president of medical technologies for Prometic Biosciences Ltd., a subsidiary of Prometic Life Sciences Inc., which designed, developed, manufactured and commercialized affinity adsorbents sold to biopharmaceutical companies for use in their drug manufacturing processes. From 1999 to 2003, he served as technical director at Tayside Flow Technologies and Tissuemed Ltd, two start-up companies focused on development and commercialization of implantable devices. Dr. Edwardson earned his Bachelors degree in Biochemistry and Physiology from Leeds University and his Doctorate from Cambridge University.

Elizabeth M. Keiley, Vice President and General Counsel

Ms. Keiley is our Vice President, General Counsel, a position she has held since January 1, 2015. Ms. Keiley joined the Company in September 2012 as Associate General Counsel. She was promoted to Vice President, General Counsel effective January 1, 2015 and in this role has responsibility for all of our legal affairs. Before joining us, from July 2008 to March 2012, Ms. Keiley was Assistant General Counsel, Americas of Zimmer, Inc., a subsidiary of Zimmer Holdings, Inc., the world’s largest orthopedic device manufacturer. Before working at Zimmer, Ms. Keiley was a trial lawyer and partner with Wildman, Harrold, Allen & Dixon in Chicago, Illinois where she represented clients in a wide variety of commercial disputes and transactions. Ms. Keiley earned her Bachelors degree in Psychology/Philosophy from Boston College and her Juris Doctor from Loyola University School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, as well as our Chief Commercial Officer and Chief Operations Officer, who were our next two most highly compensated executive officers during 2014 and, with the exception of the Chief Operations Officer, in 2013. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Equity awards ($)(1)		Non-equity incentive plan compensation ($)(2)	All other compensation ($)		Total ($)
Peter Wrighton-Smith	2014	406,827	828,751	(4)	157,004	28,857	(5)	1,421,439
Chief Executive Officer(3)	2013	330,430	5,818		330,430	17,249	(6)	683,927

Jeff R. Schroeder	2014	311,900	401,193	(7)	112,284	—		825,377
Chief Commercial Officer	2013	276,816	—		145,675	—		422,491

Peter Edwardson	2014	268,518	401,193	(10)	104,051	21,382	(11)	795,144
Chief Operations Officer(8)	2013(9)	—	—		—	—		—

(1)

Amounts shown reflect the grant date fair value of options awarded in 2013 and 2014, as applicable, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our Form 10-K. The amounts shown do not include the fair value of restricted shares awarded during the year that are subject to future vesting.

(2)

2013 figures include amounts paid in March 2014 under our annual cash bonus program and earned with respect to 2013 performance. 2014 figures include amounts paid in February 2015 under our annual cash bonus program and earned with respect to 2014 performance. See “—2014 incentive compensation” below for more information on these payments.

(3)

Except for the equity awards made to Dr. Wrighton-Smith since becoming a publicly traded company, compensation paid to Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2014 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2014 (£1/$1.55753) and 2013 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2013(£1/$1.65215).

(4)

Amount reflects the fair value of the options awarded on the date of grant, determined as set forth in Note 1 above. In addition, Dr. Wrighton-Smith received 75,440 restricted share awards the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(5)

Represents a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $27,624 and benefits payable under other Company benefit plans available to all employees in the aggregate amount of $1,233.

(6)

Represents a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $16,522 and benefits payable under other Company benefit plans available to all employees in the aggregate amount of $727.

(7)

Amount reflects the fair value of the options awarded on the date of grant, determined as set forth in Note 1 above. In addition, Mr. Schroeder received 36,520 restricted share awards the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(8)

Except for the equity awards made to Dr. Edwardson since becoming a publicly traded company, compensation paid to Dr. Edwardson is denominated in Pounds Sterling. For purposes of this table, all 2014 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2014 (£1/$1.55753).

(9)	In 2013, Dr. Edwardson was not our third highest compensated executive officer. Accordingly, information for Dr. Edwardson in 2013 is not reflected.

(10)

Amount reflects the fair value of the options awarded on the date of grant, determined as set forth in Note 1 above. In addition, Dr. Edwardson received 36,520 restricted share awards the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(11)

Represents a Company match of voluntary retirement plan contributions made by Dr. Edwardson in the amount of $15,348, a housing allowance in the amount of $4,481 and benefits payable under other Company benefit plans available to all employees in the aggregate amount of $1,553.

2014 Incentive Compensation

In 2014, our management incentive compensation plan provided our named executive officers with an annual incentive compensation opportunity equal, in each case, to 50% of the executive’s base salary, subject to our achievement of corporate performance goals established by the Remuneration Committee at the beginning of the year and the achievement of qualitative and quantitative individual performance goals established at the beginning of the year by our Remuneration Committee for Dr. Wrighton-Smith and by Dr. Wrighton-Smith for the other executives. The Remuneration Committee annually establishes the weightings to be given to corporate versus individual goals.

For 2014, our corporate goals included the achievement of certain revenue levels for the United States and outside the United States, gross margin targets and product development milestones. For 2014, our corporate goals were achieved at 70%. The following was our determination of individual goal attainment in 2014: Dr. Wrighton-Smith, 94%; Mr. Schroeder, 74%; and Dr. Edwardson, 80%. The actual award amounts were calculated by weighing corporate goal attainment and individual goal attainment for each named executive officer as follows: Dr. Wrighton-Smith, 70% corporate goals, 30% individual goals; Mr. Schroeder, 50% corporate goals/50% individual goals; and Dr. Edwardson, 50% corporate goals/50% individual goals.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2014. All options are options to purchase ordinary shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Name	Vesting Start Date	Vesting End Date	Number of securities of underlying exercisable options (1)		Equity incentive plan awards: number of securities underlying unexercisable options (2)	Option exercise price ($) (3)	Option expiration date	Number of outstanding restricted shares (4)
Peter Wrighton-Smith	—	—	—		—	—	—	75,440
	1/1/2014	1/1/2018	17,287		58,153	22.99	3/3/2024	—
	2/28/2013	4/1/2014	130,555	(5)	—	0.81	2/17/2020	—
	1/1/2013	12/31/2016	96,417		96,418	0.81	12/31/2022	—
Jeff R. Schroeder	—	—	—		—	—	—	36,520
	1/1/2014	1/1/2018	8,369		28,151	22.99	3/3/2024	—
	1/1/2013	12/31/2016	33,473		33,474	0.81	11/6/2022	—
	1/1/2012	12/31/2015	9,363		3,122	0.18	12/31/2021	—
	4/1/2010	4/1/2014	93,804		—	0.09	2/22/2020	—
	3/19/2010	2/11/2011	13,783	(6)	—	0.09	2/11/2017	—
	3/19/2010	10/23/2011	22,371	(7)	—	0.09	10/23/2017	—
	3/19/2010	3/19/2010	22,371	(8)	—	0.09	5/11/2018	—
Peter Edwardson (9)	—	—	—		—	—	—	36,520
	1/1/2014	1/1/2018	8,368		28,152	22.99	3/3/2024	—
	1/1/2012	12/31/2015	16,095		5,365	0.26	11/6/2022	—
	4/1/2010	4/1/2014	42,913		—	0.09	3/31/2020	—
	10/1/2008	9/30/2012	22,371		—	0.09	9/30/2018	—

(1)

The amounts recorded here include only option awards made pursuant to the Company’s share incentive plans and do not include restricted share awards. Restricted share awards are separately reported in this table.

(2)	Unless otherwise noted, option awards vest in 48 equal monthly installments after the vesting start date and are subject to continued service.

(3)

The exercise price of the options is not less than the fair market value of our ordinary shares on the date of the grant. For options issued prior to our initial public offering in November 2013, fair market value of our ordinary shares was determined by our Board of Directors using an independent third-party valuation. For options issued since our initial public offering in November 2013, fair market value of our ordinary shares is the closing price of the Company shares on the date of grant.

(4)

The restrictions applicable to the restricted share awards granted to our senior executives lapse over four years as follows: 40% on the two-year anniversary of date of grant, 30% on the third anniversary of date of grant and 30% on the fourth anniversary of date of grant. All restricted share awards reported were granted on March 3, 2014.

(5)

This option was partially vested on the date of grant, February 28, 2013, and continued to vest as to the balance in 13 equal monthly installments starting March 1, and continuing thereafter on each of April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1, December 1, 2013 and January 1, February 1, March 1 and April 1, 2014.

(6)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on February 12, 2007, the initial vesting date. This option vested in full on the final vesting date, February 11, 2011.

(7)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on October 24, 2007, the initial vesting date. This option vested in full on the final vesting date, October 23, 2011.

(8)	This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was fully vested on March 19, 2010.

(9)	In 2013, Dr. Edwardson was not our third highest compensated executive officer. The table presents the historical equity grant information for Dr. Edwardson.

Agreements with our named executive officers

Peter Wrighton-Smith, Ph.D.

We entered into a service agreement with Dr. Wrighton-Smith dated October 21, 2002 that, together with amendments dated October 17, 2007 and November 8, 2013, sets forth the terms and conditions under which Dr. Wrighton-Smith serves as our Chief Executive Officer. The agreement has no specific term. Dr. Wrighton-Smith’s current annual base salary is £280,000, or approximately $436,000.

Dr. Wrighton-Smith’s option awards reflected in the table above include a “double trigger” to accelerate vesting upon a change in control. Under the terms of the option agreements, the unvested portions of the awards will automatically vest if within one year of a change in control the Company terminates Dr. Wrighton-Smith’s employment other than for cause or Dr. Wrighton-Smith terminates employment for a good reason. If the event constituting good reason is the change in composition of the Company’s Board, accelerated vesting will apply only if the change in Board composition occurs after the one year anniversary but prior to the third anniversary of the change in control. For purposes of these option awards, a change in control event will be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party. Both we and Dr. Wrighton-Smith must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Dr. Wrighton-Smith on paid leave rather than allowing him to continue to provide services during this notice period. If we elect to place him on leave, the period of leave would be counted as part of the post-employment non-competition period. Dr. Wrighton-Smith is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.

Although not specified in his service agreement, as discussed above, Dr. Wrighton-Smith is eligible for an annual cash incentive opportunity equal to a percentage of his base salary determined by the Remuneration Committee, subject to achievement of corporate and individual performance goals established by the Remuneration Committee at the beginning of each year. For 2014, the annual incentive was established as 50% of base salary.

Jeff R. Schroeder

We entered into an amended and restated employment agreement with Mr. Schroeder dated October 1, 2013 that sets forth the terms and conditions of Mr. Schroeder’s employment as our Chief Commercial Officer. The agreement has no specific term and establishes an at-will employment relationship. Mr. Schroeder’s current annual base salary is $334,000.

Mr. Schroeder’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding twelve months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

We may terminate Mr. Schroeder’s employment with or without cause and without notice, but Mr. Schroeder is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. Schroeder’s employment other than for cause (as defined in his employment agreement) or Mr. Schroeder terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. The severance amount will be reduced by any other compensation Mr. Schroeder earns from employment or self-employment during the severance period. Mr. Schroeder’s right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. Schroeder is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Although not specified in his employment agreement, as discussed above, Mr. Schroeder is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the remuneration committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each year.

Peter Edwardson, Ph.D.

We entered into a service agreement with Dr. Edwardson dated May 30, 2008 that sets forth the terms and conditions under which Dr. Edwardson serves as our Chief Operations Officer. The agreement has no specific term but will automatically terminate upon Dr. Edwardson’s 65th birthday. Dr. Edwardson’s current annual base salary is £198,000, or approximately $308,000.

Dr. Edwardson’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding 12 months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

Both we and Dr. Edwardson must give a minimum of 6 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Dr. Edwardson on paid leave rather than allowing him to continue to provide services during this notice period. If we elect to place him on leave, the period of leave would be counted as part of the post-employment non-competition period. Dr. Edwardson is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.

Although not specified in his employment agreement, as discussed above, Dr. Edwardson is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the Remuneration Committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each year.

RETIREMENT PLANS

401(k) Plan

We maintain a tax-qualified retirement plan for our U.S.-based employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We do not make matching contributions into the 401(k) plan. Participants have the ability to contribute pre-tax and/or Roth contributions to the plan. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

U.K. Defined Contribution Plan

In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 5% of monthly salary; there is no maximum limit to the employee contribution. The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary. All U.K. employees are eligible to participate in this plan and will be auto enrolled onto the plan in the first month of employment. An employee automatically enrolled has the right to opt out of the scheme in the month following auto-enrollment; failure to opt out within this time period will result in the employee remaining in the scheme on a contributory basis for the remainder of employment with the Company.

Employees are able to elect to participate in the scheme on a so-called “salary exchange” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of ordinary shares as of March 31, 2015 by:

●     Each beneficial owner of more than 5% of our ordinary shares;

●     Each director or nominee;

●     Each named executive officer included in the 2014 Summary Compensation Table; and

●     All of our directors and executive officers as a group.

As of March 31, 2015, 22,513,782 ordinary shares were outstanding. The number of ordinary shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants, other convertible securities or rights held by that person that are currently exercisable or will become exercisable on or before May 30, 2015 (60 days after March 31, 2015), are deemed to be beneficially owned by such person and included in the outstanding shares used to calculate their beneficial ownership. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below, the address for each beneficial owner in the table below is c/o Oxford Immunotec Global PLC, 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and each individual beneficial owner has sole voting and dispositive power with respect to the shares shown below.

Oxford Immunotec Global PLC

Beneficial Ownership Table

As of March 31, 2015

	Amount and nature of beneficial ownership			Percent
	Common			of Class
Name and address of beneficial owner	stock	Options	Total	of Total

5% shareholders:
Clarus Lifesciences I, L.P. (1)	2,371,328	—	2,371,328	10.53%
Invesco (2)	1,783,448	—	1,783,448	7.92%
New Leaf Ventures (3)	1,377,497	—	1,377,497	6.12%
Redmile Group LLC (4)	1,070,995	—	1,070,995	4.76%

Named executive officers and directors:
Peter Wrighton-Smith, Ph.D. (5)	431,181	272,471	703,652	3.09%
Peter Edwardson, Ph.D. (6)	36,520	96,809	133,329	0.59%
Jeff R. Schroeder (7)	36,520	215,500	252,020	1.11%
Nigel A. Pitchford, Ph.D. (8)	—	—	—	—
Patricia Randall (9)	3,650	35,624	39,274	0.17%
Herm Rosenman (10)	—	12,428	12,428	0.06%
Richard A. Sandberg (11)	48,174	12,567	60,741	0.27%
Stephen L. Spotts (12)	—	27,809	27,809	0.12%
James R. Tobin	—	—	—	—

All executive officers and directors as a group (11 persons) (13)	584,765	847,954	1,432,719	6.13%

(1)

As reported on Form 4 (filed with SEC on March 24, 2015) by Clarus Lifesciences I, L.P., or Clarus. Clarus Ventures I GP, L.P., or the GPLP, as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the GPLP does not have an actual pecuniary interest. Clarus Ventures I, LLC, or the GPLLC, as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Dr. Steinmetz, a member of our Board of Directors through June 12, 2014, and Nicholas Galakatos, Dennis Henner, Robert W. Liptak, Nicholas J. Simon and Kurt C. Wheeler, as individual Managing Directors of the GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon and Wheeler and Dr. Steinmetz disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus is 101 Main Street, Suite 1210, Cambridge, MA 02142.

(2)

As reported on Scheduled 13G (filed with the SEC on February 10, 2015) by Invesco Ltd., or Invesco. Invesco Asset Management Limited, a subsidiary of Invesco, is an investment adviser that holds these shares. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(3)

As reported on Schedule 13G (filed with the SEC on February 14, 2014) by New Leaf Ventures II, L.P., or NLV-II. New Leaf Venture Management II L.L.C. is the general partner of New Leaf Venture Associates II L.P., which in turn is the general partner of NLV-II. Philippe O. Chambon, Jeani Delagardelle, Ronald M. Hunt, James Niedel, Vijay Lathi, and Liam Ratcliffe, the individual managers of New Leaf Venture Management L.L.C., have the power to vote or dispose of these shares and therefore each of the foregoing individual managers may be deemed to have voting and investment power with respect to such shares. Each of the foregoing individual managers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Mr. Lathi was a member of our Board of Directors through June 12, 2014. The address of NLV-II is 7 Times Square, Suite 3502, New York, NY 10036.

(4)

As reported on Schedule 13G (filed with the SEC on February 18, 2015) by Redmile Group LLC, or Redmile. Redmile serves as the general partner and/or investment manager to the limited partnerships and pooled investment vehicles that own the shares. Redmile, as the general partner and/or investment manager to the limited partnership(s), pooled investment vehicle(s), etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own securities owned by such investment limited partnership, pooled investment vehicle, etc. for the purposes of Rule 13d-3 of the Act, insofar as they may be deemed to have the power to direct the voting or disposition of the shares. Redmile and Mr. Green disclaim beneficial ownership of all shares held of record by Redmile in which they do not have an actual pecuniary interest. The address of Redmile is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA  94111.

(5)	Includes 13,321 ordinary shares underlying options exercisable within 60 days.
(6)	Includes 3,150 ordinary shares underlying options exercisable within 60 days.
(7)	Includes 5,604 ordinary shares underlying options exercisable within 60 days.
(8)

Does not include shares held by Imperial. Dr. Pitchford is a director of Imperial Innovations Group plc. As a result, Dr. Pitchford may be deemed to beneficially own the shares held by Imperial. Dr. Pitchford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(9)	Includes 926 ordinary shares underlying options exercisable within 60 days.
(10)	Includes 0 ordinary shares underlying options exercisable within 60 days.
(11)	Includes 408 ordinary shares underlying options exercisable within 60 days.
(12)	Includes 175 ordinary shares underlying options exercisable within 60 days.
(13)	Includes 35,518 ordinary shares underlying options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers and directors complied with all of their applicable Section 16(a) filing requirements. The one exception to this was a Form 3 for James R. Tobin that was inadvertently filed outside of the time frame prescribed by Section 16.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions during 2014 in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members had a direct or indirect material interest. We refer to these as “related person transactions.”

Related Person Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

AUDIT COMMITTEE REPORT

Review of the Company’s Audited Financial Statements for the Year ended December 31, 2014

Our Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2014. Our Audit Committee has also discussed with Ernst & Young LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

Our Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and our Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company.

Based on our Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee of the Board of Directors

Herm Rosenman, Chairman
Richard A. Sandberg
Stephen L. Spotts

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting.

The table below sets forth Ernst & Young LLP's fees over the past two years in connection with its work for us, including our subsidiary, Oxford Immunotec Limited. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Ernst & Young LLP's fees for 2013 and 2014 were as follows:

Fees (all USD)	2013	(4)	2014
Audit Fees (1)	504,266		703,418
Audit-related Fees	—		—
Tax Fees (2)	73,395		23,363
All Other Fees (3)	1,668,295		779
Total	2,245,956		727,560

(1)	Fees for audit services in 2013 and 2014 consisted of audit of our annual financial statements, statutory audits; and services related to SEC matters.

(2)	Fees for tax services in 2013 consisted of tax compliance and tax planning advice. Fees for tax services in 2014 consisted of tax planning advice.
(3)	Other fees in 2013 consisted of services relating to our initial public offering. Other fees for 2014 consisted of services related to the Company’s receipt of a Queen’s Award.
(4)	2013 amounts in the table have been changed to conform with the 2014 presentation.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Meeting.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Oxford Immunotec Global PLC for the period January 1, 2014 through December 31, 2014

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the period January 1, 2014 through December 31, 2014. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual accounts and reports for the period January 1, 2014 through December 31, 2014, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts is attached hereto and incorporated herein. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2016 Annual General Meeting

In order to be considered for inclusion in our proxy statement for our 2016 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or January 8, 2016. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2016 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2016 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 45 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or March 13, 2016. However, if the date of the 2016 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2016 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2016 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act (2006), shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Householding Notice– Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report to shareholders to two or more shareholders who share the same last name and address. This "householding" rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are an Oxford Immunotec Global PLC shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report to shareholders for each account, please contact our transfer agent, Computershare, PO Box 43001, Providence, RI 02940-3001 USA. You may also call Computershare as follows: within the United States, U.S. territories and Canada 855-895-7224; outside the United States, U.S. territories and Canada 732-491-0756.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report to shareholders until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

Questions?

If you have any questions or need more information about the Meeting please write to us at our offices in Marlborough, Massachusetts:

Elizabeth Keiley

Vice President, General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Annex A to Proxy Statement

Directors’ Remuneration Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

Remuneration Committee Chairman’s Annual Statement

Dear Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, I am pleased to present the Directors’ Remuneration Report. Shareholders will be invited to approve the Annual Report on Remuneration (which will be a non-binding advisory vote) at the annual general meeting of Shareholders to be held on 9 June 2015.

Period Covered by the Directors’ Remuneration Report

The Directors’ Remuneration Report that follows is for the full year period of 1 January 2014 through 31 December 2014.

The Remuneration Committee

The Remuneration Committee is responsible for reviewing and establishing our management remuneration policy and philosophy, including determining and approving the remuneration of the chief executive officer and other executives who comprise our senior management team. While the full Board of Directors sets director remuneration, the Committee makes recommendations on such matters to the Board of Directors.

Philosophy

We seek to attract and retain outstanding employees, who have the potential to achieve consistently strong results for shareholders, and to attract and retain non-executive directors who can substantially contribute to our success as an innovative diagnostics company operating in a global environment. Given that most of our senior executives and most of our non-executive directors live and work in the United States, and the fact that we are listed on a U.S. stock exchange, we assess the competitiveness of our policies primarily against U.S. benchmarks and practices.

Business strategy during 2014

Our primary goals in 2014 were to grow revenues, improve gross margin and make significant progress in achieving our product development objectives. 2014 was a year of investment of the proceeds of our successful initial public offering to continue to grow the Group and enhance shareholder value.

The remuneration awarded to our chief executive officer for 2014 reflects his excellent performance that enabled us to substantially achieve our corporate goals. The new remuneration arrangements adopted in 2015 recognize past accomplishments as well as the greater demands placed on our chief executive officer going forward.

Richard A Sandberg

Chairman of the Remuneration Committee

21 April 2015

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT

For the year ended 31 December 2014

PART I - ANNUAL REPORT ON REMUNERATION

Certain information provided in this part of the Directors’ Remuneration Report is subject to audit.

The following sections are not subject to audit:

●	performance graph;
●	percentage change in remuneration of director undertaking the role of CEO;
●	relative importance of spend on pay;
●	statement of implementation of remuneration policy in the current financial year;
●	consideration by directors of matters relating to directors remuneration; and
●	statement of voting results at the annual general meeting.

The Remuneration Committee presents the Annual Report on Remuneration, which will be put to shareholders for a non-binding vote at the annual general meeting to be held on 9 June 2015.

Single Total Figure on Remuneration – Executive Directors

All amounts disclosed in USD

Executive Director - Peter Wrighton-Smith(1)	Base Salary	Taxable Benefits		Annual Cash Incentive(2)		Equity-Based Awards(3)		Matching of Voluntary Pension Contributions and other items		Total
2014	406,827	859	(4)	157,004	(5)	1,234,867	(6)	27,998	(7)	1,827,555
2013(8)	124,930	292	(9)	124,025	(10)	248,788	(11)	6,247	(12)	504,282

(1)

Remuneration paid to and amounts paid for benefits provided for Dr Wrighton-Smith is denominated in Pounds Sterling. Amounts paid as remuneration and benefits in 2013 and 2014 have been converted based on the U.S. Dollar/Pound Sterling exchange rate in effect as of 31 December 2013 and 31 December 2014, respectively.

(2)	Amounts recorded here reflect cash received or receivable in the reported year for the achievement of performance measures and targets in the reported year.
(3)

Amounts recorded here reflect the cash equivalent of equity awards that have vested in the reported year. Under the Group’s Share Incentive Plans, option awards generally vest monthly over a 48 month period and are not subject to performance requirements. The cash equivalent of option awards is calculated by multiplying the number of options that vest each month by the market value of the Group’s shares on the date of vesting minus the exercise price of the options. The cash equivalent of restricted share awards is calculated by multiplying the number of restricted shares which became unrestricted during the year by the market value of the Group’s shares on the date the restriction on the shares lifted.

(4)

Taxable benefits provided for Dr Wrighton-Smith to which the Group contributes include the costs of private health insurance coverage in the amount of $742 and $117 paid to Dr Wrighton-Smith for making a blood donation for use in the Group’s research and development work.

(5)	The annual cash incentive was determined based upon performance in 2014, and paid in 2015.
(6)

The amount reported equals the cash equivalent of options that vested during the reported period. Because the option awards vested monthly, the cash equivalent was determined by multiplying the number of options that vested each month by the market value of the Group’s shares on the date of vesting, minus the exercise price of the options, and then summing the products during the reported period. The fair market value of ordinary shares was deemed to be the closing price as reported by NASDAQ on the vesting date or, if vesting occurred on a date when the market was not open, the preceding business day. None of the restrictions on Dr Wrighton-Smith’s restricted share awards lapsed during the reported period. The amount reported was not realized by Dr Wrighton-Smith in the reported period as the vested options were not exercised during the period.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Single Total Figure on Remuneration – Executive Directors (Continued)

(7)

The amount reported equals 5% of Dr Wrighton-Smith’s base salary. Five percent is the maximum employer matching contribution to each employee’s participation in the basic defined contribution pension scheme. However, Dr Wrighton-Smith has elected to participate in a voluntary salary exchange scheme which reduces the amount of his base salary from that shown above and results in all employer tax and national insurance savings on account of the reduction also being contributed to Dr Wrighton-Smith’s pension account. The effects of the voluntary salary exchange participation are reflected in the table. The amount also includes less than $500 in benefits available to other employees.

(8)	The Group was incorporated on 16 August 2013. Therefore, remuneration for 2013 is shown on the basis of the time period 16 August 2013 through 31 December 2013.
(9)

Taxable benefits provided for Dr Wrighton-Smith to which the Group contributes include the costs of private health insurance coverage in the amount of $271 and $21 paid to Dr Wrighton-Smith for making a blood donation for use in the Group’s research and development work.

(10)

The annual cash incentive was determined based upon performance in 2013, and paid in 2014. Given that the Group was in existence for only a portion of 2013, the amount recorded reflects the portion of the annual cash incentive award earned during the time period 16 August 2013 through 31 December 2013. The amount of annual cash incentive awarded in respect of the entire 2013 performance was $330,430, as reported in the 2013 Directors’ Remuneration Report.

(11)

The amount reported equals the cash equivalent of options that vested during the reported period. Because the option awards vested monthly, the cash equivalent was determined by multiplying the number of options that vested each month by the market value of the Group’s shares on the date of vesting, minus the exercise price of the options, and then summing the products during the reported period. For the portion of the reported period that the Group was private, the fair market value of ordinary shares on certain vesting dates was deemed to be the valuation of the shares on that date, as determined by an independent valuation firm retained by the Group. For the period when the Group was publicly traded, the fair market value of ordinary shares was deemed to be the closing price as reported by NASDAQ on the vesting date or, if vesting occurred on a date when the market was not open, the preceding business day. The amount reported was not realized by Dr Wrighton-Smith in the reported period as the vested options were not exercised during the period. The 2013 amount has been restated to be consistent with the current presentation. In preparing the 2014 Directors’ Remuneration Report, the Group formally adopted a methodology for the calculation of the cash equivalent value of equity awards that vested during the reported period that is consistent with current guidance regarding the reporting and calculation for this value. The Group has restated the 2013 value using this methodology to provide a more suitable basis of year over year comparison. The cash equivalent amount of equity-based awards in respect of 2013 was originally disclosed as $391,330 in the 2013 Directors’ Remuneration Report.

(12)

The amount reported equals 5% of Dr Wrighton-Smith’s base salary for the portion of the year during which the Group was in existence. Five percent is the maximum employer matching contribution to each employee’s participation in the basic defined contribution pension scheme. However, Dr Wrighton-Smith has elected to participate in a voluntary salary exchange scheme which reduces the amount of his base salary from that shown above and results in all employer tax and national insurance savings on account of the reduction also being contributed to Dr Wrighton-Smith’s pension account. The effects of the voluntary salary exchange participation are not reflected in the table.

Base Salary

The annual rate of base salary reflected in the table above for 2014 for Dr Wrighton-Smith became effective on 1 January 2014 and was awarded for his role as the chief executive officer of a public company. Base salary levels are customarily reviewed and, to the extent deemed appropriate, adjusted as of 1 January of each year.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Taxable Benefits

Generally, Dr Wrighton-Smith participates in the same benefits we offer to all our employees in the United Kingdom, where Dr Wrighton-Smith resides.

Annual Cash Incentive

For the 2014 year, the target annual cash incentive for Dr Wrighton-Smith was based 70% on achievement of corporate objectives and 30% on achievement of individual objectives. The corporate objectives included revenue goals and other financial metrics. For 2014, our corporate goals were achieved at 70%. The individual objectives included targets relative to strengthening our organization, improving our strategic position, completing specific projects and improving the Group’s capital position. In early 2015, the Remuneration Committee conducted an assessment of Dr Wrighton-Smith’s performance for the 2014 year, including the extent to which the various goals established for him had been achieved. Based upon his performance, the Remuneration Committee determined that Dr Wrighton-Smith had accomplished 94 % of his individual goals.

The Board of Directors has considered whether it would be in the best interests of the Group and its shareholders to disclose the precise targets agreed for each of the performance measures in 2014 or the weightings given to those targets. As specific corporate objectives for a single year are designed based on the Group’s long-term strategies, the Board of Directors concluded that disclosing such targets and weightings for 2014 would necessarily involve divulging competitively sensitive information, even after our financial year results have been published. We believe disclosure would be detrimental to our commercial performance going forward and, therefore, we are providing only the categories of objectives, not the precise targets. Likewise, the Board of Directors concluded that disclosure of the specific individual objectives for the year and the weighting of those objectives would involve the release of competitively sensitive information.

The Committee has established corporate objectives for the 2015 year as well as individual objectives for Dr Wrighton-Smith for the year. As with the 2014 year, 70% of Dr Wrighton-Smith’s target annual cash incentive is to be measured based on attainment of corporate objectives. The corporate objectives include targets for revenues and other financial metrics, together with product development and quality goals. The individual objectives for the year include defined goals for strengthening our organization, improving our strategic position, completing specific projects and expanding the Group’s profile and shareholder base in the capital markets.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Single Total Figure on Remuneration – Non-Executive Directors

All amounts paid and disclosed in USD

Non-Executive Director	Basic Retainer		Retainer for Chairman	Retainer for Committee Service	Retainer for Committee Chairperson	Retainer for Secretary to the Board	Total Cash Remuneration	Equity-Based Awards(1)		Total
Richard A. Sandberg, Chairman
2014	35,000		65,000	—	—	—	100,000	103,238	(2)	203,238
2013(3)	30,434	(4)	7,066	—	—	—	37,500	38,560	(2)	76,060
Stephen L. Spotts
2014	35,000		—	12,500	—	—	47,500	122,420	(2)	169,920
2013(3)	10,461	(5)	—	1,359	—	—	11,820	23,621	(2)	35,441
Nigel A. Pitchford (6)
2014	—		—	—	—	—	—	—		—
2013	—		—	—	—	—	—	—		—
Herm Rosenman
2014	35,000		—	5,687	15,000	—	55,687	18,145	(7)	73,832
2013(8)	3,804		—	544	1,630	—	5,978	—	(9)	5,978
Patricia Randall(10)
2014(11)	19,327		—	—	—	15,797	35,124	125,043	(12)	160,167
2013	—		—	—	—	—	—	—		—
James Tobin
2014(13)	2,948		—	948	—	—	3,896	—	(14)	3,896
2013	—		—	—	—	—	—	—		—
Michael Steinmetz (15)
2014	—		—	—	—	—	—	—		—
2013	—		—	—	—	—	—	—		—
Vijay Lathi (16)(17)
2014	—		—	—	—	—	—	—		—
2013	—		—	—	—	—	—	—		—

(1)

All equity awards made in 2014 were made pursuant to the Director Remuneration Policy approved by the Group’s shareholders at the 2014 annual general meeting. Under this policy, directors receive an initial award of 14,914 options which vests in equal parts at the following three annual general meetings of shareholders and an annual award of 7,457 options which vests in full at the following annual general meeting. Equity awards made to non-executive, independent directors during the period of time when the Group was private were made under our 2008 Amended and Restated Share Incentive Plan, with all awards approved by the Remuneration Committee.

(2)

The value of the equity-based awards reported in the table is the product of the number of shares subject to option that vested during the reported period multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. The fair market value of ordinary shares was deemed to be the closing price of our shares as reported by NASDAQ on the vesting date or, if a vesting date occurred on a date when the market was not open, the preceding business day. During the period when the Group was private, the fair market value of ordinary shares on certain vesting dates was deemed to be the valuation of the shares on that date, as determined by an independent valuation firm retained by the Group. No portion of the options awarded to Messrs. Sandberg and Spotts in 2014 vested during the reported period. The amounts reported reflect the value of the option awards made to Messrs. Sandberg and Spotts during the period the Group was private. Those awards vest monthly over a 48-month period. The amount of remuneration reported in this column was not realized by either Mr. Sandberg or Spotts in the reported period because these options were not exercised in that period. In preparing the 2014 Directors’ Remuneration Report, the Group formally adopted a methodology for the calculation of the cash equivalent value of equity awards that vested during the reported period that is consistent with current guidance regarding the reporting and calculation for this value.  The Group has restated the 2013 values using this methodology to provide a more suitable basis of year over year comparison. The cash equivalent amount of equity-based awards in respect of 2013 was originally disclosed in the 2013 Directors’ Remuneration Report as $42,184 for Mr. Sandberg and as $25,927 for Mr. Spotts.

(3)	The Group was incorporated on 16 August 2013. Therefore, remuneration for 2013 is shown on the basis of the time period 16 August 2013 through 31 December 2013.
(4)

During the period when the Group was private, Mr. Sandberg was compensated pursuant to an existing service agreement, which provided for the payment of an annual retainer of $100,000. During the period when the Group was publicly traded, Mr. Sandberg was compensated in accordance with the Director Remuneration Policy. The amount reported reflects $26,630 for service when the Group was private and $3,804 for the basic retainer in the reported period when the Group was publicly traded.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Single Total Figure on Remuneration – Non-Executive Directors (continued)

(5)

During the period when the Group was private, Mr. Spotts was compensated pursuant to an existing service agreement, which provided for the payment of an annual retained of $25,000. During the period when the Group was publicly traded, Mr. Spotts was compensated in accordance with the Director Remuneration Policy. The amount reported reflects $6,657 for service in the reported period when the Group was private and $3,804 for the basic retainer in the reported period when the Group was publicly traded.

(6)	Dr Pitchford was affiliated with a major investor and therefore received no remuneration from the Group for his service as a Director.
(7)

The value of the equity-based awards reported is the product of number of shares subject to option that vested during the reported period multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the option, rounded to the nearest dollar. One-third of Mr. Rosenman’s initial option award and his first annual option award vested on the day of the 2014 annual general meeting of shareholders. The amount of remuneration reported in this column was not realized by Mr. Rosenman in the reported period because these options were not exercised in that period.

(8)

Mr. Rosenman was appointed as a non-executive director on 30 October 2013. He did not receive any remuneration for service for the period when the Group was private. The amounts reported represent remuneration for service from 22 November 2013 through 31 December 2013.

(9)	No portion of the initial option award or annual option award made upon Mr. Rosenman’s appointment to the Board of Directors vested during the reported period.
(10)

Ms. Randall was elected to the Board of Directors on 12 June 2014. She did not receive remuneration for service as a director prior to election and received an initial option award and an annual option award on the date of her election to the Board of Directors.

(11)	Ms. Randall was elected to our Board of Directors on 12 June 2014. As a result, data shown pertains only to 2014.
(12)

The value of the equity-based awards reported in the table is the product of number of shares subject to option that vested during the reported period multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. The fair market value of ordinary shares was deemed to be the closing price of our shares as reported by NASDAQ on the vesting date or, if a vesting date occurred on a date when the market was not open, the preceding business day. No portion of the initial option award or annual option award made upon Ms. Randall’s election to the Board of Directors vested during the reported period. The amounts reported reflect the value of the option awards made to Ms. Randall before she was appointed as a director of the Group. Those awards vest monthly over a 48-month period. Ms. Randall exercised 8,650 options during the reported period and realized approximately $50,000 from the sale of a portion of the shares obtained through exercise. The remainder of the amount of remuneration reported in this column was not realized by Ms. Randall in the reported period because the remaining options were not exercised in that period.

(13)	Mr. Tobin was appointed to the Board of Directors on 1 December 2014 and received an initial option award and an annual option award on the date of his appointment.
(14)	No portion of the initial option award or annual option award made upon Mr. Tobin’s appointment to the Board of Directors vested during the reported period.
(15)

Mr. Steinmetz was a member of the Board of Directors from 16 August 2013 through 12 June 2014. He chose not to sit for re-election as a member of the Board of Directors and, therefore, his service on our Board of Directors ended on 12 June 2014. During his tenure, Mr. Steinmetz was affiliated with a major investor and therefore received no remuneration from the Group for his service as a Director.

(16)

Mr. Lathi was a member of the Board of Directors from 16 August 2013 through 12 June 2014. He chose not to sit for re-election as a member of the Board of Directors and, therefore, his service on our Board ended on 12 June 2014. During his tenure, Mr. Lathi was affiliated with a major investor and therefore received no remuneration from the Group for his service as a Director.

(17)

Dr Rainer Strohmenger and Dr Jonathan Gee served as Directors during the period in 2013 when the Group was private. They resigned from the Board of Directors effective 22 November 2013. During their tenure, Drs Strohmenger and Gee were affiliated with major investors and therefore received no remuneration from the Group for their service as Directors.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Statement of Directors’ Shareholdings and Share Interests

The table below shows, for each person who served as a Director of the Group during 2014, the total number of shares owned, the total number of share options and the number of share options vested but unexercised, all as of 31 December 2014 (or such earlier date as the Director resigned), as well as share options exercised during the portion of the year when the Group was in existence. The table only reflects shares held individually by the Director, not those held by any investment fund with which the Director is affiliated.

Name of Director	Shares Held		Share Options Held	Vested Share Options (1)		Options Exercised
Executive Director
Peter Wrighton-Smith	431,181	(2)	398,830	244,259	(3)	—
Non-Executive Directors
Richard A. Sandberg	51,174		24,107	11,751	(3)	—
Stephen L. Spotts	—		37,016	27,460		—
Herm Rosenman	—		29,828	12,428		—
Michael Steinmetz	—		N/A	N/A		N/A
Vijay Lathi	—		N/A	N/A		N/A
Nigel A. Pitchford	—		—	N/A		N/A
Patricia Randall	3,650		64,686	33,771		8,650
James R. Tobin	—		22,371	—		—
(1)	Vested Share Options are a subset of Share Options Held
(2)	This amount includes 75,440 restricted share awards.
(3)	The option awards reported vest monthly from the vesting start date over 48 months.

Summary of Equity-Based Awards made during the financial year 2014

The table below presents information on share option awards made to Directors during the year.

Director	Date of Award	Number of Shares Covered		Face Value of Award (3)
Patricia Randall	12 June 2014	14,914	(1)	251,450
Patricia Randall	12 June 2014	7,457	(2)	125,725
James R. Tobin	1 December 2014	14,914	(1)	194,180
James R. Tobin	1 December 2014	7,457	(2)	97,090
(1)

This award was an initial award made in connection with commencement of service as a Director. The award will vest in three equal installments on each of the next three annual general meetings of shareholders, subject to continued service.

(2)

This award was the first annual award made in connection with commencement of service of a Director. The award will vest at the 2015 annual general meeting of shareholders, subject to continued service.

(3)

The face value represents the number of shares covered by the award times the exercise price of the award, which was the fair market value of the shares on the date of grant. No value can be realized unless there is an increase in the value of the shares following the date of the award. Further no value can be realized until the options are vested and exercised.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Payments made to past directors

In 2014, we made no payments to former directors of the Group.

Payments for loss of office

In 2014, we made no payments with respect to a director’s loss of office.

Percentage Change in Remuneration of Director Undertaking the Role of CEO

Because the Group was not in existence prior to 16 August 2013, we are not providing a year over year comparison of the percentage increase of the remuneration of the CEO to the remuneration of the employees of the Group as a group. Further because the Group has only been in existence since 16 August 2013, the Group cannot set forth a performance graph depicting total shareholder return over a five-year period. Set forth below is a graph that compares the cumulative total shareholder return on our ordinary shares with that of the Nasdaq Composite Index and the S & P Smallcap 600 Healthcare Index. The comparison assumes that $100.00 was invested at the close of the market on 22 November 2013 in our ordinary shares or on 31 October 2013in the Nasdaq Composite Index and the S & P Smallcap 600 Healthcare Index, and assumes reinvestment of dividends, if any. The performance graph is based on historical results and is not intended to suggest future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among Oxford Immunotec Global PLC, the NASDAQ Composite Index
and the S&P Smallcap 600 Health Care Index

$160
$140
$120
$100
$80
$60
$40
$20
$0
11/22/13
11/13
12/13
1/14
2/14
3/14
4/14
5/14
6/14
7/14
8/14
9/14
10/14
11/14
12/14
Oxford Immunotec Global PLC
NASDAQ Composite
S&P Smallcap 600 Health Care

*$100 invested on 11/22/13 in ordinary shares or 10/31/13 in index, including reinvestment of dividends.
Fiscal year ending December 31.

Relative Importance of Spend on Pay

We are not including any data on this item for the 2014 Annual Remuneration Report because the Group was not in existence for the entire year in 2013 and, therefore, the comparative data cannot be presented. The Group intends to include comparative data setting out the relative importance of spend on pay in its Annual Remuneration Report for 2015.

OXFORD IMMUNOTEC GLOBAL PLC

DIRECTORS’ REMUNERATION REPORT (CONTINUED)

For the year ended 31 December 2014

Statement of Implementation of Remuneration Policy in the Current Financial Year

There have been no changes to the Directors’ Remuneration Policy as adopted at the 2014 annual general meeting of shareholders. In 2015, the Group intends to continue to adhere to the policy as adopted.

The Remuneration Committee

The Remuneration Committee is comprised of James R. Tobin, Stephen L. Spotts, Nigel A. Pitchford and the Chairman, Richard A. Sandberg. All members served during 2014 when each was a director of the Group and each has continued to serve until the date of this Annual Report on Remuneration. The charter of the Remuneration Committee is set forth in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com

Advice provided to the Remuneration Committee

Following consideration of competitor firms, the Remuneration Committee retained Radford, an Aon Hewitt company, to provide independent advice and consultation with respect to remuneration arrangements for the Executive Director, senior management and other employees. Radford is a global remuneration consultant with a well-established reputation for design and implementation of remuneration programs, including the design and implementation of equity-based award programs. The amounts paid to Radford in 2014 total $33,945.

In addition to Radford, the Remuneration Committee solicited and received input from the Chief Executive Officer concerning the remuneration of senior executives other than the Chief Executive Director. The Chief Executive Officer provided recommendations with respect to annual cash incentives to be paid to these persons for service in 2014, and with respect to base salaries and equity-based awards to be made to these persons in 2015. Finally, the Chief Executive Officer also provided input to the Remuneration Committee regarding the implementation of equity-based remuneration as an element of all other employees’ remuneration.

Statement of voting results

At the 2014 annual general meeting of shareholders, voting results in relation to the director remuneration report and, specifically, the director remuneration policy was as follows:

Resolution	Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
Approve Directors’ Remuneration Report	13,340,506	99.94	1,065	.01	6,872	.05
Approve Directors’ Remuneration Policy	13,340,025	99.94	1,605	.01	6,813	.05

PART II (DIRECTORS’ REMUNERATION POLICY) has been excluded from this Directors’ Remuneration Report, as the last approved policy will continue to apply. This remuneration policy was approved at the Annual General Meeting held on 12 June 2014 and can be found in Annex A to our 2014 Proxy Statement in the Corporate Governance section of our website: http://investor.oxfordimmunotec.com.

Approval

This report was approved by the Board of Directors as of 17 April 2015 and signed on its behalf by:

Richard A Sandberg

Chairman

21 April 2015

Oxford Immunotec

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Admission Ticket

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends you vote FOR the resolutions in proposals 1 through 7, including the non-binding advisory vote in proposal 7:

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B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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022KFC

Admission Ticket

Oxford Immunotec Global PLC
Annual General Meeting of Shareholders
Tuesday June 9, 2015
11:00 a.m. London time / 6:00 a.m. New York time
Innovation Centre
99 Park Drive, Milton Park, Abingdon
Oxfordshire OX14 4RZ, UK

If you wish to attend the annual meeting in person, you will need to bring this Admission Ticket with you.

Please present this Admission Ticket and a valid government-issued photo identification (such as a driver's license or a passport) for admission to the meeting.

This Admission Ticket is not transferable.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Oxford Immunotec Global PLC

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The undersigned hereby constitutes and appoints Peter Wrighton-Smith, Richard A. Sandberg, and Richard M. Altieri, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the ordinary shares of Oxford Immunotec Global PLC of the undersigned at the Annual General Meeting of Shareholders of Oxford Immunotec Global PLC to be held at Innovation Centre, 99 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ, UK, on Tuesday, June 9, 2015 at 11:00 a.m. London time/6:00a.m. New York time, and at any postponements and adjournments thereof, on Proposals 1 - 7 as specified on the reverse side hereof and on such other matters as may properly come before said meeting.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the proposals specified on the reverse side hereof. The Board of Directors recommends that you vote FOR each of the proposals. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. Dr. Wrighton-Smith, Mr. Sandberg, and Mr. Altieri cannot vote your shares unless you sign, date and return this card.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, C/O Computershare, P.O. Box 43102, Providence, RI 02940-5068 on or before June 8, 2015.

C Non-Voting Items

Change of Address — Please print your new address below.	**Comments** — Please print your comments below.	**Meeting Attendance**
		Mark the box to the right if you plan to attend the Annual Meeting. ☐

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